Exhibit 10.36

XPRESSPA GROUP, INC.

2020 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

The Participant is hereby provided this Notice of the following grant of a Restricted Stock Unit Award (the “Award”) with respect to shares of the Common Stock of XpresSpa Group, Inc., a Delaware corporation (the “Company”) under the XpresSpa Group, Inc. 2020 Equity Incentive Plan (the “Plan”).  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Restricted Stock Unit Agreement, or, if not defined herein or therein, in the Plan.

Participant:
Grant Date:
Number of Restricted Stock Units:

Vesting Schedule: The Participant shall vest in the Restricted Stock Units, subject to the Participant’s continued service with the Company, as follows:

Vesting Schedule

On the last day of the first calendar quarter after the Grant Date	25%

On the last day of the second calendar quarter after the Grant Date	25%

On the last day of the third calendar quarter after the Grant Date	25%

On the last day of the fourth calendar quarter after the Grant Date	25%

The foregoing vesting schedule notwithstanding, if the Participant’s Continuous Service terminates for any reason at any time before all of his or her Restricted Stock Units have vested, the Participant’s unvested Restricted Stock Units shall be automatically forfeited upon such termination of Continuous Service and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Notice or the Restricted Stock Unit Agreement. [Insert other vesting terms.

The Participant hereby acknowledges and agrees that (a) the Company has made available to the Participant copies of the Plan, the form of Restricted Stock Unit Agreement and the prospectus for the Plan and (b) the Participant has had the opportunity to review such documents and this Notice and to consult with the Participant’s individual tax advisor and legal counsel with respect to the same.

The Participant understands and agrees that the Award is granted subject to and in accordance with the terms of the Plan.  By executing this Notice, the Participant further agrees to be bound by the terms of the Plan and the terms of the Award as set forth in the Restricted Stock Unit Agreement attached hereto.  By accepting this Award, the Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

XpresSpa Group, Inc.	Participant

By:	By:
Name:	Name:
Title:	Date:
Date:

XpresSpa Group, Inc.

2020 Equity Incentive Plan

Restricted Stock Unit Agreement

XpresSpa Group, Inc. (the “Company”) has awarded the Participant set forth in the Grant Notice a Restricted Stock Unit Award (the “Award”) that is subject to the XpresSpa Group, Inc. 2020 Equity Incentive Plan  (the “Plan”), the Notice of Restricted Stock Unit Award (the “Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”), for the number of Restricted Stock Units indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan. In the event of any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.  This Agreement will be deemed to be signed by the Participant on the signing by the Participant of the Grant Notice to which it is attached.

1.Grant of Restricted Stock Units.  The Company hereby issues to the Participant on the Grant Date an Award for the number of Restricted Stock Units set forth in the Grant Notice (the “Restricted Stock Units”).  Each Restricted Stock Unit represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan. The Restricted Stock Units shall be credited to a separate account maintained for the Participant on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

2.Consideration. The grant of the Restricted Stock Units is made in consideration of the services to be rendered by the Participant to the Company.

3.Vesting.  The Restricted Stock Units will vest as set forth in the Grant Notice. The period during which any Restricted Stock Units remain subject to vesting is described in this Agreement as the “Restricted Period”.  In the event of a Change in Control, the Restricted Stock Units will be subject to the provisions of the Plan relating to a Change in Control. Once vested, the Restricted Stock Units become "Vested Units."

4.Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Restricted Period and until such time as the Restricted Stock Units are settled in accordance with Section 6, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Participant and all of the Participant’s rights to such units shall immediately terminate without any payment or consideration by the Company.

5.Rights as Shareholder; Dividend Equivalents.

5.1The Participant shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the Restricted Stock Units unless and until the Restricted Stock Units vest and are settled by the issuance of such shares of Common Stock.

5.2Upon and following the settlement of the Restricted Stock Units, the Participant shall be the record owner of the shares of Common Stock underlying the Restricted Stock Units unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).

5.3If, prior to the settlement date, the Company declares a cash or stock dividend on the shares of Common Stock, then, on the payment date of the dividend, the Participant’s Account shall be credited with Dividend Equivalents in an amount equal to the dividends that would have been paid to the Participant if one share of Common Stock had been issued on the Grant Date for each Restricted Stock Unit granted to the Participant as set forth in this Agreement. Such Dividend Equivalents shall be distributed in cash or, at the discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

6.Settlement of Restricted Stock Units.

6.1Subject to Section 9 hereof, promptly following the vesting date, and in any event no later than March 15 of the calendar year following the calendar year in which such vesting occurs, the Company shall (a) issue and deliver to the Grantee the number of shares of Common Stock equal to the number of Vested Units and cash equal to any Dividend Equivalents credited with respect to such Vested Units and the interest thereon, or, at the discretion of the Committee, shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents and the interest thereon; and (b) enter the Grantee's name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Grantee.

6.2Notwithstanding the foregoing, in accordance with the terms of the Plan, the Committee may, but is not required to, prescribe rules pursuant to which the Participant may elect to defer settlement of the Restricted Stock Units. Any deferral election must be made in compliance with such rules and procedures as the Committee deems advisable.

7.No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Participant’s Continuous Service at any time, with or without Cause.

8.Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the Restricted Stock Units shall be adjusted or terminated in any manner as contemplated by the terms of the Plan.

9.Tax Liability and Withholding.

9.1The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(a)tendering a cash payment;

(b)authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Participant as a result of the vesting of the Restricted Stock Units; and

(c)delivering to the Company previously owned and unencumbered shares of Common Stock.

9.2Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (”Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the Restricted Stock Units or the subsequent sale of any shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items.

10.Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

11.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Chief Financial Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

12.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.  For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in New York and agree that such litigation shall be conducted in the state courts of New York or the federal courts of the United States for the District of New York..

13.Restricted Stock Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.

15.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

16.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

17.Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Restricted Stock Units, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

18.Section 409A. This Agreement will be interpreted to the greatest extent possible in a manner that makes the Restricted Stock Units exempt from Section 409A of the Code, and to the extent not so exempt, in compliance with the requirements imposed by Section 409A of the Code.  If any provision in the Grant Notice or this Agreement would result in the imposition of an additional tax under Section 409A of the Code, the Company and the Participant intend that the Grant Notice or this Agreement will be reformed to avoid imposition, to the extent possible, of the applicable tax and no action taken to comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to the Restricted Stock Units.  The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify the Plan, the Grant Notice or this Agreement in any manner and delay the payment of any amounts payable pursuant to the Restricted Stock Units to the extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable.  The Company makes no representation that the Plan or any Award complies with Section 409A of the Code and shall have no liability to any Participant for any failure to comply with Section 409A of the Code.  If the Restricted Stock Units are intended to comply with Section 409A of the Code and Participant is deemed a “specified employee” within the meaning of Section 409A of the Code, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the RSUs upon “separation from service” within the meaning of Section 409A of the Code, then to the extent necessary to prevent any accelerated or additional tax under Section 409A of the Code, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death.

19.No Impact on Other Benefits. The value of the Participant’s Restricted Stock Units is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

20.Purchase for Investment. Unless the offering and sale of the shares of Common Stock underlying the Restricted Stock Units shall have been effectively registered under the Securities Act:

(a)The person(s) who receives these Shares of Common Stock underlying the Restricted Stock Units warrants to the Company, at the time of such issuance, that such person(s) are acquiring such Shares of Common Stock underlying the Restricted Stock Units for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares of Common Stock underlying the Restricted Stock Units, in which event the person(s) acquiring such Shares of Common Stock underlying the Restricted Stock Units shall be bound by the provisions of the following legend which shall be endorsed upon any certificate(s) evidencing the Shares of Common Stock underlying the Restricted Stock Units issued hereunder:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

(b)If the Company so requires, the Company may delay issuance of the Shares of Common Stock underlying the Restricted Stock Units until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

21.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan, the Grant Notice, and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Restricted Stock Units subject to all of the terms and conditions of the Plan, the Grant Notice, and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Restricted Stock Units or disposition of the underlying shares and that the Participant has been advised to consult a tax advisor prior to such vesting, settlement or disposition.